AMENDMENT NUMBER FOUR TO LEASE AND EXTENSION AND EXPANSION AGREEMENT

AMENDMENT NUMBER FOUR AND EXTENSION AGREEMENT (this "Extension Agreement") to be attached to and form a part of the lease as amended by that certain Amendment No. 1, dated June 7, 1996, Amendment No. 2 dated December 9, 1996, and Amendment No. 3 dated August 1, 1997 (which together with amendments, modifications and extensions thereof is hereinafter called the "Lease"), dated November 1, 1994 between Spieker Properties, L.P., a California limited partnership, as Landlord, successor in interest to WCB Sixteen Limited Partnership, a Delaware limited partnership, and Cell Genesys, Inc., a Delaware corporation, as Tenant, covering the premises known as 322, 324, 342, 366 Lakeside Drive, Foster City, California. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

Effective February 12, 2001 The Lease will be amended as follows to provide for Tenant's expansion premises and term extension:

  Premises. Effective August 1, 2001, or upon Landlord's delivery of Premises to Tenant, the term "Premises" as used in the Lease is amended to include approximately 14,842 square feet of rentable area located at 320 Lakeside Drive, known as suite "A" in Foster City, California, for a total of approximately 106,477 square feet of rentable area located at the buildings known as 320, 322, 324, 342, 366 Lakeside Drive in Foster City. The Premises as expanded and extended herein are approximately as shown outlined in red on the attached floor plans (Exhibit A.1-320 Lakeside Drive, Exhibit A.2-322 Lakeside Drive, Exhibit A.3-342 Lakeside Drive, Exhibit A.4-366 Lakeside Drive).

  Term. The term of the Lease shall be extended so that the Scheduled Term Expiration Date as defined per the Basic Lease Information of the Lease shall be January 31, 2006.

  Rent. Base Rent for the Premises as expanded and extended herein shall be as follows:

320 Lakeside Drive, suite A, Foster City, California - approximately 14,842 square feet:
8/1/01-7/31/02:

  Fifty-nine thousand three hundred and sixty-eight and no/100ths dollars ($59,368.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease. Property Taxes and Operating Expenses through December, 2001, are estimated to be $6,827.00 per month. Property Taxes and Operating Expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

8/1/02-7/31/03:	Sixty-one thousand four hundred and forty-six and no/100ths dollars ($61,446.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease.
8/1/03-7/31/04	Sixty-three thousand five hundred and twenty-four and no/100ths dollars ($63,524.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease.
8/1/04-7/31/05	Sixty-five thousand seven hundred fifty and no/100ths dollars ($65,750.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease.
8/1/05-1/31/06	Sixty-eight thousand one hundred and twenty-five and no/100ths dollars ($68,125.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease.

322, 324, 342, 366 Lakeside Drive, Foster City, CA - approximately 91,635 square feet:
2/1/02- 1/31/03:	Three hundred and sixty-six thousand five hundred and forty and no/100ths dollars ($366,540.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease
2/1/03-1/31/04:	Three hundred and seventy-nine thousand three hundred and sixty-nine and no/100ths dollars ($379,369.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease
2/1/04-1/31/05:	Three hundred and ninety-two thousand one hundred and ninety- eight and no/100ths dollars ($392,198.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease
2/1/05-1/31/06:	Four hundred and five thousand nine hundred and forty-three and no/100ths dollars ($405,943.00) per month plus Property Taxes and Operating Expenses per Paragraph 4 of the Lease

  Security Deposit. The Security Deposit under the Lease shall be increased by $59,368.00 by August 1, 2001, for a total Security Deposit of $97,146.00.

  Tenant's Proportionate Share. Effective August 1, 2001, or upon delivery of the 14,842 square foot space at 320 Lakeside Drive, Tenant's proportionate share shall increase to 20.48%.

  Tenant Improvements. Tenant agrees to accept the Premises as so expanded and extended in "as is" condition.

  Notices. Tenant or Landlord may send any notice as required by the Lease via Federal Express or similar overnight courier service in lieu of sending notice via United States certified or registered mail.

By virtue of this Extension and Expansion Agreement, Tenant has exercised its second option to re-lease under Paragraph 22 of the Lease and Paragraph 22 of the Lease shall hereafter be null and void.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Premises as well as to the original premises.

IN WITNESS WHEREOF, the parties hereto have executed this Extension and Expansion Agreement as of this _______ day of February, 2001.

LANDLORD:

SPIEKER PROPERTIES, L.P.,

a California limited partnership

By: Spieker Properties, Inc.,
a Maryland corporation,
Its: General Partner

By:____________________________
Nancy B. Gille
Its: Vice President

TENANT:

Cell Genesys, Inc.,
a Delaware corporation

By:____________________________
Name: ________________________
Its:___________________________